TYPHOON
                            CAPITAL CONSULTANTS. LLC





VIA AIRBORNE EXPRESS

December 11,2001

Mr. Darryl Reed, President and CEO
Pre-Settlement Funding Corp.
927 S. Walter Reed Drive, Suite 5
Arlington, VA 22204


Dear Mr. Reed,

Due to unforeseen circumstances, Typhoon Capital has lost the majority of its employees and clients during the course of this year.

As a result, I am in the process of further reducing expenses including terminating our current office lease.

I regret to inform you that Typhoon Capital will not be able to serve as a consultant to the company as per the agreement dated March 15, 2001.

Typhoon Capital waives all rights to any cash or equity compensation owed to it by Pre-Settlement Funding except for fifty-thousand (50,000) shares of the company's 144 stock issued upon signing of the agreement.

Typhoon Capital hereby releases Pre-Settlement Funding from all obligations under the agreement.

Yours sincerely,



Sanjay Sabnani
President
SS/dma

  3120 Ocean Park Soulavard. Suits 3020 Santa Monica California 90405 ' lei
              310.399.*059 fa 310.399.3431 -www.tvpcap.com